UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2008

CONTINENTAL FUELS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	33-33042-NY	22-3161629
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification Number)

600 Travis, Suite 6910
Houston, Texas 77002
(Address of Principal Executive Offices)

713-231-0330
(Registrant's Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.	Other Events.

Item 8.01	Other Events.

On May 6, 2008, the Registrant filed a Certificate of Amendment to Articles of Incorporation to effectuate, effective May 12, 2008, a one-for-ten reverse split of the Registrant's common stock (the "Reverse Stock Split"). Pursuant to the terms of the Reverse Stock Split, each ten shares of the
Registrant's common stock held by the shareholders of record at the close of trading on May 9, 2008 (the "Record Date") shall, on May 12, 2008
(the "Effective Date"), automatically become the equivalent of one (1) share of post Reverse Stock Split common stock of the Registrant. The
Registrant did not change the number of shares of common stock authorized for issuance under its Articles of Incorporation or change the par value per share of its common stock as a result of the Reverse Stock Split.

The Reverse Stock Split was approved by the board of directors of the Registrant on April 22, 2008, and it was approved by the vote of the holders of a majority of the outstanding voting capital stock of the Registrant on April 22, 2008.

As a result of the Reverse Stock Split, beginning on May 12, 2008 the OTC bulletin board trading symbol of the Registrant's common stock shall be changed from "CFUL" to "CNFU", and the new CUSIP number for the common shares shall be 21144M 203.

Section 9.	Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit	Description

4.1	Certificate of Amendment to Articles of Incorporation of Continental Fuels, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Fuels, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2008

CONTINENTAL FUELS, INC.

By: /s/	Timothy Brink
Timothy Brink
CEO & President